EXHIBIT 32.2

CERTIFICATION OF CORPORATE CONTROLLER AND PRINCIPAL FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. ss. 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the "Report") of Digerati Technologies, Inc. (the "Company") on Form 10-K for the period ending July 31, 2012, as filed with the Securities and Exchange Commission on the date hereof, I, Antonio Estrada Jr., Sr. Vice President of Finance & Corporate Controller and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By           /s/ Antonio Estrada Jr.

Antonio Estrada Jr.

Sr. Vice President of Finance & Corporate Controller and

Principal Financial Officer

November 13, 2012